Exhibit 99.1

For further information, contact:   Jennifer Melsheimer
                                    Investor Relations Manager
                                    847.394.8730

                     AMCOL INTERNATIONAL (NYSE:ACO) REPORTS
    35 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE OVER 2005 FIRST QUARTER

ARLINGTON HEIGHTS, ILL., April 21, 2006--AMCOL International Corporation (NYSE:ACO) today reported 2006 first quarter net income of $9.7 million or $0.31 per diluted share, compared with $7.0 million or $0.23 per diluted share in the same prior-year period.

Net sales rose 17 percent to $142.8 million for the quarter ended March 31, 2006, compared with $122.1 million for the period in 2005. Operating profit grew over the 2005 first quarter by 46 percent to $12.0 million.

This release should be read in conjunction with the attached unaudited condensed consolidated financial statements. Further discussion of items and events impacting earnings are included in the financial overview.

Larry Washow, AMCOL president and chief executive officer said, "The first quarter is always difficult to predict so we are very pleased with the results overall. We anticipated positive year-over-year comparisons with good growth in earnings, but further benefited from a dramatically improved Oilfield Services Group performance. By continuing to focus our resources on driving improvements in diversified targeted, global markets, we expect to continue to see the benefits in our earnings."

Washow noted, "While the U.S. metalcasting business is not as robust as it has been in recent quarters, we continue to focus on expansion of that market globally, adding to our year-over-year minerals' growth. As part of our Specialty Materials Group, detergents is still somewhat soft in the European market. However, we expect to gain from positive international developments in our detergent business as the year progresses. Not surprisingly our Petroleum Products sales are very strong. Our Pet Products Group is focusing on building sales momentum and improving margin structure."

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AMCOL Q1 2006 EARNINGS
PAGE 2 OF  7

"The first quarter is usually fairly modest for our environmental segment but this year the segment delivered very strong growth in operating profits of 51 percent, benefiting from the high demand for our oil related services and a strong, early European construction market. Our continued development of products and services within the segment's markets has been an important driver providing growth in our Lining Technology, Building Materials and Oilfield Services Groups," Washow commented.

Washow continued, "The majority of the general, selling and administrative spending increase is related to supporting growth in the environmental segment."

FINANCIAL OVERVIEW

Operating Results

The Environmental segment accounted for approximately 62 percent of the sales growth in the first quarter. The Minerals and Transportation segments contributed approximately 32 and 6 percent, respectively.

Gross margin for the quarter was 25.0 percent compared with 24.3 percent in the prior-year first quarter. The Minerals segment gross margin improved by 30 basis points, while the Environmental segment remained constant and the Transportation segment declined by 40 basis points.

General, selling and administrative expenses were $23.7 million in the 2006 first quarter, an increase of $2.2 million or 10 percent over the 2005 period. The Environmental segment accounted for a majority of the increase over 2005, primarily due to higher personnel and product warranty expenses. Research and development expenses were approximately $1.5 million in the first quarter of 2006.

Operating margin for the quarter was 8.4 percent compared with 6.7 percent in the prior-year period. Margins improved in all segments.

The Company's effective tax rate was 28.9 percent for the first quarter of 2006 versus 19.1 percent for the same period in 2005. The 2006 quarter included additional expense for adjustments related to previously recorded tax liabilities. Excluding the adjustments, the tax rate would have been 27.7 percent. The 2005 tax rate was favorably impacted from changes in estimates of tax liabilities. Those adjustments added $0.03 per diluted share to earnings in the first quarter of 2005.

Income from affiliates and joint ventures contributed approximately $0.04 per diluted share in the 2006 first quarter compared with $0.02 per diluted share in the prior-year period. Higher earnings from the Company's India-based investments accounted for the increase over the 2005 first quarter results.

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AMCOL Q1 2006 EARNINGS
PAGE 3 OF  7

The weighted average number of common and common equivalent shares was 30.9 million for the quarter ended March 31, 2006, compared with 30.8 million in the prior-year period.

Financial Position

Long-term debt amounted to $47.7 million at March 31, 2006 compared to $34.8 million at December 31, 2005. Debt represented 16 percent of total capitalization at March 31, 2006, compared to 12 percent at December 31, 2005. Cash and cash equivalents were $13.5 million at March 31, 2006 compared with $16.0 million at the end of 2005.

Working capital increased to $161.1 million at March 31, 2006 from $147.9 million at December 31, 2005, which also had the effect of increasing the current ratio to 3.9-to-1 versus 3.3-to-1.

Cash flow used in operating activities was $4.0 million for the quarter ending March 31, 2006 as compared to $2.7 million being provided in the prior-year period.

Capital expenditures amounted to $9.3 million for the quarter ended March 31, 2006, compared with $5.2 million for the same period in 2005.

During the first quarter of 2006, the Company repurchased 40 thousand shares of its common stock for $1.1 million, or an average price of $26.89 per share. $7.0 million remains available in the stock repurchase program approved by the Board of Directors in May 2004.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com. AMCOL's first quarter conference call will be available live today at 11 a.m. EDT on the AMCOL website.

================================================================================
Financial tables follow.

AMCOL Q1 2006 EARNINGS
PAGE 4 OF  7

                         AMCOL INTERNATIONAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
Net sales                                          $    142,764   $    122,050
Cost of sales                                           107,035         92,370
                                                   ------------   ------------
  Gross profit                                           35,729         29,680

General, selling and administrative expenses             23,682         21,445
                                                   ------------   ------------
  Operating profit                                       12,047          8,235
                                                   ------------   ------------
OTHER INCOME (EXPENSE):
  Interest expense, net                                    (477)          (361)
  Other, net                                                212           (105)
                                                   ------------   ------------
                                                           (265)          (466)
                                                   ------------   ------------
  Income before income taxes and income
   from affiliates and joint ventures                    11,782          7,769
Income tax expense (benefit)                              3,408          1,484
                                                   ------------   ------------
  Income before income from affiliates and joint
   ventures                                               8,374          6,285

Income from affiliates and joint ventures                 1,337            667
                                                   ------------   ------------
Net income                                         $      9,711   $      6,952
                                                   ============   ============

Weighted average common shares outstanding           29,773,953     29,333,627
                                                   ============   ============

Weighted average common and common
 equivalent shares outstanding                       30,894,234     30,769,482
                                                   ============   ============

Basic earnings per share                           $       0.33   $       0.24
                                                   ============   ============

Diluted earnings per share                         $       0.31   $       0.23
                                                   ============   ============

Dividends declared per share                       $       0.11   $       0.09
                                                   ============   ============

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AMCOL Q1 2006 EARNINGS
PAGE 5 OF  7

                         AMCOL INTERNATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                    MARCH 31,     DECEMBER 31,
                                                       2006           2005
                                                   ------------   ------------
                                                   (unaudited)         *
ASSETS
  CURRENT ASSETS:
    Cash                                           $     13,449   $     15,997
    Accounts receivable, net                            111,529        101,725
    Inventories                                          76,044         77,928
    Prepaid expenses                                      7,028          6,595
    Income taxes receivable                               3,478          3,698
    Current deferred tax assets                           4,334          4,864
    Assets held for sale                                    402            402
                                                   ------------   ------------
      Total current assets                              216,264        211,209
                                                   ------------   ------------

  Investment in and advances to affiliates and
   joint ventures                                        21,189         19,730
                                                   ------------   ------------

  PROPERTY, PLANT, EQUIPMENT, MINERAL RIGHTS AND
   RESERVES:
    Land and mineral rights                              13,845         12,761
    Depreciable assets                                  260,292        252,430
                                                   ------------   ------------
                                                        274,137        265,191
    Less: accumulated depreciation                      169,384        165,127
                                                   ------------   ------------
                                                        104,753        100,064
                                                   ------------   ------------
  OTHER ASSETS:
    Goodwill                                             20,850         20,644
    Intangible assets, net                                2,759          3,009
    Deferred tax assets                                   5,190          4,579
    Other assets                                         11,155          9,294
                                                   ------------   ------------
                                                         39,954         37,526
                                                   ------------   ------------
                                                   $    382,160   $    368,529
                                                   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
    Accounts payable                               $     25,934   $     24,722
    Accrued liabilities                                  29,214         38,547
                                                   ------------   ------------
      Total current liabilities                          55,148         63,269
                                                   ------------   ------------
  Long-term debt                                         47,710         34,838
                                                   ------------   ------------
  Minority interests in subsidiaries                        262            259
  Deferred compensation                                   7,631          7,045
  Other liabilities                                      13,400         14,262
                                                   ------------   ------------
                                                         21,293         21,566
                                                   ------------   ------------
  STOCKHOLDERS' EQUITY:
    Common stock                                            320            320
    Additional paid in capital                           74,569         72,194
    Retained earnings                                   190,542        184,125
    Accumulated other comprehensive income                9,575          8,644
                                                   ------------   ------------
                                                        275,006        265,283
  LESS:
    Treasury stock                                       16,997         16,427
                                                   ------------   ------------
                                                        258,009        248,856
                                                   ------------   ------------
                                                   $    382,160   $    368,529
                                                   ============   ============

* Condensed from audited financial statements.

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AMCOL Q1 2006 EARNINGS
PAGE 6 OF  7


                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ---------------------------
                                                                  2006           2005
                                                              ------------   ------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                                  $      9,711   $      6,952
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED BY (USED IN) OPERATING ACTIVITIES:
    Depreciation, depletion, and amortization                        4,907          4,885
    CHANGES IN ASSETS AND LIABILITIES, NET OF
     EFFECTS OF ACQUISITIONS:
      Increase in current assets                                    (7,873)        (7,290)
      Increase in noncurrent assets                                 (2,610)        (3,059)
      Increase (decrease) in current liabilities                    (6,929)         1,624
      Increase (decrease) in noncurrent liabilities                   (276)          (251)
      Other                                                           (931)          (184)
                                                              ------------   ------------
        Net cash provided by (used in) operating
         activities                                                 (4,001)         2,677
                                                              ------------   ------------
CASH FLOW FROM INVESTING ACTIVITIES:
  Acquisition of land, mineral rights, and depreciable
   assets                                                           (9,311)        (5,157)
  Acquisitions, net of cash                                         (1,289)        (1,632)
  Other                                                                162          1,129
                                                              ------------   ------------
        Net cash provided by (used in) investing activities        (10,438)        (5,660)
                                                              ------------   ------------
CASH FLOW FROM FINANCING ACTIVITIES:
  Net change in outstanding debt                                    12,491          7,821
  Proceeds from sales of treasury stock                              1,373            550
  Purchases of treasury stock                                       (1,075)             -
  Dividends paid                                                    (3,291)        (2,656)
  Other                                                              1,650              -
                                                              ------------   ------------
        Net cash provided by (used in) financing activities         11,148          5,715
                                                              ------------   ------------
Effect of foreign currency rate changes on cash                        743           (825)
                                                              ------------   ------------
Net increase (decrease) in cash and cash equivalents                (2,548)         1,907
                                                              ------------   ------------
Cash and cash equivalents at beginning of period                    15,997         17,594
                                                              ------------   ------------
Cash and cash equivalents at end of period                    $     13,449   $     19,501
                                                              ============   ============

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AMCOL Q1 2006 EARNINGS
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                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)

                                                        THREE MONTHS ENDED MARCH 31,
                                 ---------------------------------------------------------------------------
           MINERALS                       2006                      2005                  2006 VS. 2005
------------------------------   -----------------------   -----------------------   -----------------------
                                                           (Dollars in Thousands)
Net sales                        $   80,071        100.0%  $   73,448        100.0%  $    6,623          9.0%
Cost of sales                        65,179         81.4%      59,974         81.7%       5,205          8.7%
                                 ----------   ----------   ----------   ----------   ----------
  Gross profit                       14,892         18.6%      13,474         18.3%       1,418         10.5%
General, selling and
 administrative expenses              6,125          7.6%       5,679          7.7%         446          7.9%
                                 ----------   ----------   ----------   ----------   ----------
  Operating profit                    8,767         10.9%       7,795         10.6%         972         12.5%

                                                        THREE MONTHS ENDED MARCH 31,
                                 ---------------------------------------------------------------------------
        ENVIRONMENTAL                     2006                      2005                  2006 VS. 2005
------------------------------   -----------------------   -----------------------   -----------------------
                                                           (Dollars in Thousands)
Net sales                        $   55,130        100.0%  $   42,304        100.0%  $   12,826         30.3%
Cost of sales                        35,775         64.9%      27,444         64.9%       8,331         30.4%
                                 ----------   ----------   ----------   ----------   ----------
  Gross profit                       19,355         35.1%      14,860         35.1%       4,495         30.2%
General, selling and
 administrative expenses             11,624         21.1%       9,723         23.0%       1,901         19.6%
                                 ----------   ----------   ----------   ----------   ----------
  Operating profit                    7,731         14.0%       5,137         12.1%       2,594         50.5%

                                                        THREE MONTHS ENDED MARCH 31,
                                 ---------------------------------------------------------------------------
        TRANSPORTATION                    2006                      2005                  2006 VS. 2005
------------------------------   -----------------------   -----------------------   -----------------------
                                                           (Dollars in Thousands)
Net sales                        $   12,471        100.0%  $   10,985        100.0%  $    1,486         13.5%
Cost of sales                        10,989         88.1%       9,639         87.7%       1,350         14.0%
                                 ----------   ----------   ----------   ----------   ----------
  Gross profit                        1,482         11.9%       1,346         12.3%         136         10.1%
General, selling and
 administrative expenses                799          6.4%         773          7.0%          26          3.4%
                                 ----------   ----------   ----------   ----------   ----------
  Operating profit                      683          5.5%         573          5.2%         110         19.2%

                                           THREE MONTHS ENDED MARCH 31,
                                 -------------------------------------------------
          CORPORATE                 2006         2005           2006 vs. 2005
------------------------------   ----------   ----------   -----------------------
                                              (Dollars in Thousands)
Intersegment shipping sales      $   (4,908)  $   (4,687)
Intersegment shipping costs          (4,908)      (4,687)
                                 ----------   ----------
  Gross profit                            -            -
Corporate general, selling
 and administrative expenses          4,255        4,361         (106)       -2.4%
Nanocomposite business
 development expenses                   879          909          (30)       -3.3%
                                 ----------   ----------   ----------
Operating loss                        5,134        5,270         (136)       -2.6%